Exhibit 99.1

Press Relations:

Alissa Vasilevskis    +1.650.581.2615    avasilevskis@saba.com

Technology Veteran William Klein Joins Saba’s Board of Directors

REDWOOD SHORES, Calif.—September 10, 2009—Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today announced that William Klein has been appointed to Saba’s Board of Directors and will also serve as a member of the audit committee. Klein brings more than 28 years of financial management, corporate development, and strategic planning experience across top-tier technology companies to the Saba Board.

“The breadth and depth of Bill’s experience will provide valuable insights as we continue to accelerate our growth strategies in the people management market,” said Bobby Yazdani, CEO and chairman at Saba. “We are delighted to welcome him to the Saba Board and look forward to the many contributions and new perspectives he will bring to our team.”

During his career, Mr. Klein served as Chief Financial Officer at BEA Systems from 2000 to 2005 and Vice President of Corporate Development from 2005 until the company’s acquisition by Oracle in 2008. Prior to BEA, Klein spent 13 years at Hewlett-Packard in senior financial and management positions, including Chief Financial Officer for HP’s Inkjet Imaging Solutions business. Prior to HP, Klein was a senior manager at PricewaterhouseCoopers. He holds a B.S. in accounting from California State University, Chico and is a Certified Public Accountant.

“As a member of Saba’s Board, I’m pleased to be able to lend my expertise to an established market leader that is well positioned for growth,” stated Mr. Klein. “I look forward to collaborating with the Board to identify and shape the strategic and operational initiatives that will drive value for Saba’s customers, partners, and shareholders.”

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba  |  2400 Bridge Parkway  |  Redwood Shores  |  CA  |  94065  |  www.saba.com

Saba customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Service, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements Saba’s ability to continue to accelerate its growth strategies and the ability of Saba’s strategic and operational initiatives to drive value for Saba’s customers, partners, and shareholders. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 12 through 23 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba  |  2400 Bridge Parkway  |  Redwood Shores  |  CA  |  94065  |  www.saba.com